UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 3, 2004

                              LAS VEGAS SANDS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          NEVADA                          333-42147              04-3010100
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(State or other jurisdiction of   (Commission File Number)      (IRS Employer
       incorporation)                                        Identification No.)

3355 LAS VEGAS BOULEVARD SOUTH, LAS VEGAS, NEVADA                 89109
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    (Address of principal executive offices)                    (Zip Code)

    Registrant's telephone number, including area code:      (702) 414-1000
                                                          --------------------

                                 NOT APPLICABLE
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     [_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 7.01         REGULATION FD DISCLOSURE

                  Las Vegas Sands, Inc. and its subsidiaries are sponsoring a plan for the development in Cotai, an area of reclaimed land in Macau, China, of a "Cotai Strip" designed to meet the demand generated by the rapidly-growing Asian gaming market. Las Vegas Sands, Inc. and its subsidiaries have submitted to the Macao government a development plan that comprises six resort hotel developments in addition to the Macao Venetian Casino Resort (which the Company currently plans to build, own and operate). The proposed development is expected to include hotels, exhibition and conference facilities, casinos (which the Company plans to operate through its subsidiaries), showrooms, shopping malls, spas, world-class restaurants and entertainment facilities and other attractions. The six hotel developments on the Cotai Strip will be developed, constructed and financed by independent lodging companies and investor groups. On December 3, 2004, Las Vegas Sands, Inc.'s subsidiaries Venetian Macau S.A. and Venetian Cotai S.A. entered into an agreement with Far East Consortium International Limited and its affiliate to cooperate in the development and operation of a resort hotel and casino project on the Cotai Strip. The agreement is non-binding except for certain limited provisions. The agreement sets forth a framework under which (x) Far East Consortium will develop, design and construct a resort hotel complex including a space to house a casino/showroom, and (y) Venetian Macau and Venetian Cotai will build out and operate the casino/showroom under a lease from Far East Consortium, construct the Macao Venetian Casino Resort and develop, maintain and renew certain publicly accessible parks and other areas. The hotel is expected to have 2,000 rooms operated by an internationally recognized hotel management group, and is expected to be expanded to 3,000 rooms upon the achievement of certain events. The casino/showroom space is expected to be approximately 140,000 square feet. The agreement with Far East Consortium provides for completion of the property within six months of the completion of the Macao Venetian Casino Resort.


ITEM 8.01.        OTHER EVENTS


                  On December 3, 2004, following the recent enactment of legislation legalizing slot machine gaming in Pennsylvania, Las Vegas Sands, Inc. entered into a contribution agreement with Bethworks Now, LLC ("BETHWORKS"), the current fee owner of an approximately 124 acre site located in Bethlehem, Pennsylvania. If a slot machine license under the new legislation is granted for the site, the parties intend to jointly own and develop the property for use as a casino complex and, potentially, a hotel with meeting rooms and retail, restaurant, movie theater, office and other commercial uses.

                  Simultaneously with the execution of the contribution agreement, Las Vegas Sands, Inc. paid approximately $2.25 million to Bethworks to partially reimburse Bethworks for property-related expenses previously incurred by Bethworks. Until the gaming license is obtained, Las Vegas Sands, Inc. will pay all ongoing operating expenses with respect to the property. When and if the license is obtained, Las Vegas Sands, Inc. is required to make a $2 million payment to Bethworks and the entire property will be contributed by Bethworks to a Bethworks-Las Vegas Sands, Inc. subsidiary joint venture.

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                  The Bethlehem development is subject to a number of
conditions, including obtaining the gaming license.




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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      LAS VEGAS SANDS, INC.



                                      By: /s/ Scott D. Henry
                                          -----------------------------
                                          Name:  Scott D. Henry
                                          Title: Chief Financial Officer




Date:  December 8, 2004